Exhibit 10.2

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (the “Sponsor Agreement”) is dated as of April 15, 2021, by and among D8 Sponsor LLC, a Cayman Islands limited liability company (“Sponsor”), D8 Holdings Corp., a Cayman Islands exempted company (which shall migrate to and domesticate as a Delaware corporation prior to the Closing (as defined in the Merger Agreement)) (“Parent”), the undersigned individuals, each of whom is a member of Parent’s board of directors and/or management team (each of the undersigned individuals, an “Insider” and collectively, the “Insiders” and collectively with Sponsor, “Sponsor Parties”) and Vicarious Surgical Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, Sponsor and certain Insiders are holders of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of Parent Class B Shares and Private Placement Warrants as set forth on Schedule I attached hereto (together with any other equity securities of Parent that the Sponsor and the Insiders hold of record or beneficially, as of the date of this Agreement, or acquire record or beneficial ownership of after the date hereof, collectively, the “Subject Securities”);

WHEREAS, contemporaneously with the execution and delivery of this Sponsor Agreement, Parent, Snowball Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, have entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”), dated as of the date hereof, pursuant to which, among other transactions, Merger Sub is to merge with and into the Company, with the Company continuing on as the surviving entity and a wholly owned subsidiary of Parent, on the terms and conditions set forth therein;

WHEREAS, the Parent, the Sponsor and the Insiders are party to those certain letter agreements, dated as of July 14, 2020 and April 9, 2021 (together, the “Insider Letter”), and, pursuant to Section 13 of the Insider Letter, wish to amend the Insider Letter as set forth in Section 1.8 hereto; and

WHEREAS, as an inducement to Parent and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I
SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 1.1  Binding Effect of Merger Agreement. Sponsor hereby acknowledges that it has read the Merger Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors. Sponsor shall be bound by and comply with Section 6.03 (Other Filings; Press Release) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if Sponsor was an original signatory to the Merger Agreement with respect to such provisions.

Section 1.2  No Transfer. During the period commencing on the date hereof and ending on the earlier of (a) 180 days after the Effective Time and (b) the occurrence of a Triggering Event (provided that, the 30 day consecutive trading day period referenced in the definition of Triggering Event shall have commenced no earlier than 90 days after the Effective Time), (the “Lock Up Period”), Sponsor and the Insiders shall not, without the prior written consent of the Company, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, as amended, with respect to any Subject Securities owned by it, him or her (unless the transferee agrees to be bound by this Sponsor Agreement), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities owned by it, him or her, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (any of the actions described in clauses (i) – (iii), a “Transfer”). As used herein, “Triggering Event” means that the share price equal to the volume weighted average closing sale price of one share of Domesticated Parent Class A Stock as reported on the NYSE (or the exchange on which the shares of Domesticated Parent Class A Stock are then listed) is greater than or equal to $12.00 for a period of at least 20 trading days out of 30 consecutive trading days ending on the trading day immediately prior to the date of determination (which shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to Domesticated Parent Class A Stock occurring on or after the Closing).

Section 1.3  Permitted Transferees. Notwithstanding anything to the contrary in Section 1.2, Sponsor and the Insiders (together with any permitted transferee pursuant to this Section 1.3 that has complied with this Section 1.3) may Transfer Subject Securities (i) to Parent’s officers or directors, any affiliate or family member of any of Parent’s officers or directors, any members or partners of Sponsor or their affiliates, any affiliates of Sponsor, or any employees of such affiliates, (ii) to other Sponsor Parties, (iii) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization, (iv) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual, (v) in the case of an individual, pursuant to a qualified domestic relations order, (vi) in connection with any bona fide mortgage, encumbrance or pledge to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof, (vii) by private sales or transfers made in connection with any forward purchase agreement or similar agreement at prices no greater than the price at which the securities were originally purchased, (viii) in the event of Parent’s liquidation prior to the Closing, in accordance with the plan of liquidation and applicable law, (ix) by virtue of the laws of the Cayman Islands (or after the Closing, the laws of the State of Delaware) or Sponsor’s limited liability company agreement upon dissolution of Sponsor, or (x) in the event of Parent’s liquidation, merger, capital stock exchange or other similar transaction which results in all of Parent’s shareholders having the right to exchange their shares of Parent Class A Share for cash, securities or other property; provided, however, that in the case of clauses (i) – (vii) or (ix), these permitted transferees must enter into a written agreement agreeing to be bound by this Sponsor Agreement.

Section 1.4  New Shares. In the event that (a) any Parent Shares, Private Placement Warrants, Public Warrants (together with Private Placement Warrants, the “Parent Warrants”) or other equity securities of Parent are issued to Sponsor after the date of this Sponsor Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Parent Shares or Parent Warrants of, on or affecting the Parent Shares or Parent Warrants owned by Sponsor or otherwise, (b) Sponsor purchases or otherwise acquires beneficial ownership of any Parent Shares, Parent Warrants or other equity securities of Parent after the date of this Sponsor Agreement, or (c) Sponsor acquires the right to vote or share in the voting of any Parent Shares or other equity securities of Parent after the date of this Sponsor Agreement (such Parent Shares, Parent Warrants or other equity securities of Parent, collectively the “New Securities”), then such New Securities acquired or purchased by Sponsor shall be subject to the terms of this Sponsor Agreement to the same extent as if they constituted the Subject Securities owned by Sponsor as of the date hereof.

Section 1.5  Sponsor Agreements.

(a)  At any meeting of the shareholders of Parent, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of Parent is sought, Sponsor and each Insider shall (i) appear at each such meeting or otherwise cause all of its Parent Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its Parent Shares:

(i)  in favor of each Parent Shareholder Matter;

(ii)  against any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Parent;

(iii)    against any change in the business, management or board of directors of Parent (other than in connection with the Parent Shareholder Matters); and

(iv)     against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Support Agreement, the Merger Agreement or the Merger, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Parent or the Merger Sub under the Merger Agreement, (C) result in any of the conditions set forth in Article VII (Conditions to the Transaction) of the Merger Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Parent.

Each Sponsor Party hereby agrees that such Sponsor Party shall not commit or agree to take any action inconsistent with the foregoing.

(b)  Each Sponsor Party shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, that certain letter agreement, dated as of July 14, 2020, by and among the Parent, Sponsor and Parent’s officers and directors (the “Insider Letter”), including the obligations of Sponsor pursuant to Section 1 therein to not redeem any Parent Shares owned by Sponsor in connection with the transactions contemplated by the Merger Agreement.

(c)  Each Sponsor Party hereby irrevocably and unconditionally (but subject to the consummation of the Merger) (i) acknowledges that pursuant to Article 17.2 of the Amended and Restated Memorandum and Articles of Association of Parent (the “Parent Charter”), all of its shares of Parent Class B Share shall convert into Parent Class A Shares at the Initial Conversion Ratio (as defined in the Parent Charter) at the Effective Time and (ii) waives for itself, its successors and assigns any adjustment to the Initial Conversion Ratio to which it would otherwise be entitled pursuant to Article 17.3 of the Parent Charter or otherwise.

Section 1.6  Further Assurances. Each Sponsor Party shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable laws to consummate the Merger and the other transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth therein and herein.

Section 1.7  No Inconsistent Agreement. Each Sponsor Party hereby represents and covenants that it, he or she has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of Sponsor’s obligations hereunder.

Section 1.8  Certain Amendments to Insider Letter. Parent, Sponsor and the Insiders hereby agree that the Insider Letter be amended as follows:

(a)  Section 7(b) of the Insider Letter is hereby amended by adding the following sentence at the end of that section:

“Notwithstanding anything to the contrary in this Section 7, the Lock-Up Period for the Sponsor and the Insider(s) shall be as set forth in Section 1.2 of that certain Sponsor Support Agreement, dated as of April 15, 2021 by and among the Company, the Sponsor, the Insiders and Vicarious Surgical Inc.”

Article II
REPRESENTATIONS AND WARRANTIES

Section 2.1  Representations and Warranties of Sponsor and Insiders. Each Sponsor Party represents and warrants as of the date hereof, as follows:

(a)  Organization; Due Authorization. Such Sponsor Party, if an entity, is duly organized, validly existing and in good standing under the Laws of its jurisdiction in which it is incorporated, formed, organized or constituted. Such Sponsor Party has full power and authority to execute and deliver this Sponsor Agreement and to perform such Sponsor Party’s obligations hereunder. If such Sponsor Party is an entity, the execution, delivery and performance by such Sponsor Party of this Sponsor Agreement of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within such Sponsor Party’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Sponsor Party. This Sponsor Agreement has been duly executed and delivered by such Sponsor Party and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of such Sponsor Party, enforceable against such Sponsor Party in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b)  Ownership. Such Sponsor Party is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of the Subject Securities listed across such Sponsor Party’s name on Schedule I hereto, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Securities (other than transfer restrictions under the Securities Act)) affecting any such Subject Securities, other than Liens pursuant to (i) this Sponsor Agreement, (ii) the Parent Charter Documents, (iii) the Merger Agreement, (iv) the Insider Letter, or (v) any applicable securities Laws. Such Sponsor Party’s Subject Securities are the only equity securities in Parent owned of record or beneficially by such Sponsor Party on the date of this Sponsor Agreement, and none of such Sponsor Party’s Subject Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities. Other than the Parent Warrants held by Sponsor, such Sponsor Party does not hold or own any rights to acquire (directly or indirectly) any equity securities of Parent or any equity securities convertible into, or which can be exchanged for, equity securities of Parent.

(c)  No Conflicts. The execution and delivery of this Sponsor Agreement does not, and the performance of such Sponsor Party’s obligations hereunder will not (i) in the case of Sponsor, conflict with or result in a violation of the organization documents of Sponsor, or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Sponsor Party or the Subject Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance of such Sponsor Party’s obligations under this Sponsor Agreement.

(d)  Litigation. There are no Actions pending against such Sponsor Party, or to the knowledge of such Sponsor Party threatened against such Sponsor Party, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Sponsor Party of its obligations under this Sponsor Agreement.

(e)  Brokerage Fees. Except as described on Section 3.17 (Brokers; Third Party Expenses) of the Merger Agreement, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by such Sponsor Party, for which Parent or any of its Affiliates may become liable.

(f)  Acknowledgment. Such Sponsor Party understands and acknowledges that each of Parent and the Company is entering into the Merger Agreement in reliance upon such Sponsor Party’s execution and delivery of this Sponsor Agreement.

Article III
MISCELLANEOUS

Section 3.1  Termination. This Sponsor Agreement and all of its provisions, including but not limited to Section 1.2 hereof, shall terminate and be of no further force or effect upon the earliest of (a) such date and time as the Merger Agreement shall be terminated in accordance with Section 8.01 thereof if the Closing has not occurred, (b) the liquidation of Parent, (c) the written agreement of Sponsor, Parent, and the Company and (d) the latest to occur of (i) the termination of the Insider Letter and (ii) the end of the Lockup Period. Upon such termination of this Sponsor Agreement, all obligations of the parties under this Sponsor Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Sponsor Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Sponsor Agreement prior to such termination. This Article III shall survive the termination of this Sponsor Agreement.

Section 3.2  Governing Law. This Sponsor Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Sponsor Agreement or the negotiation, execution or performance of this Sponsor Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Sponsor Agreement) will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements executed and performed entirely within such State.

Section 3.3  CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a)  THE PARTIES TO THIS SPONSOR AGREEMENT SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS LOCATED IN WILMINGTON, DELAWARE OR THE COURTS OF THE UNITED STATES LOCATED IN WILMINGTON, DELAWARE IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SPONSOR AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH AND BY THIS SPONSOR AGREEMENT WAIVE, AND AGREE NOT TO ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS SPONSOR AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, THAT THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THIS SPONSOR AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS OR THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF THE ACTION IS IMPROPER. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS SPONSOR AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN SECTION 3.8.

(b)  WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SPONSOR AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SPONSOR AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SPONSOR AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.3.

Section 3.4  Assignment. This Sponsor Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns or designees. Neither this Sponsor Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 3.5  Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Sponsor Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Sponsor Agreement and to enforce specifically the terms and provisions of this Sponsor Agreement in the chancery court or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity.

Section 3.6  Amendment. This Sponsor Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Parent, the Company and the Sponsor or its designee, as the case may be.

Section 3.7  Severability. If any provision of this Sponsor Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Sponsor Agreement will remain in full force and effect. Any provision of this Sponsor Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 3.8  Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to Parent:

D8 Holdings Corp.
Unit 1008, 10/F, Champion Tower,

3 Garden Road, Central, Hong Kong

Attention:	Walmond Chong
Email:	walmond.chong@celadonpartners.com

with a copy (which shall not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas

New York, NY 10020

Attention:	Elliott Smith
Gary R. Silverman
Emery Choi
Email:	elliott.smith@whitecase.com
gary.silverman@whitecase.com
emery.choi@whitecase.com

If to the Company:

Vicarious Surgical Inc.

56 Roland Street, Suite 2R

Charlestown, MA 02129

Attention:	Adam Sachs, President
Email:	asachs@vicarioussurgical.com

with a copy (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Attention:	Edwin C. Pease
Email:	ecpease@mintz.com

If to Sponsor or any Insider:

To Sponsor’s address set forth in Schedule I

with a copy to (which will not constitute notice):

White & Case LLP
1221 Avenue of the Americas

New York, NY 10020

Attention:	Elliott Smith
Gary R. Silverman
Emery Choi
Email:	elliott.smith@whitecase.com
gary.silverman@whitecase.com
emery.choi@whitecase.com

Section 3.9  Counterparts. This Sponsor Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 3.10    Trust Account Waiver. Section 6.07 (No Claim Against Trust Account) of the Merger Agreement is hereby incorporated into this Sponsor Agreement, mutatis mutandis.

Section 3.11    Entire Agreement. This Sponsor Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

Section 3.12    Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The headings and captions used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

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IN WITNESS WHEREOF, Sponsor, Parent, the Insiders and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSOR:

D8 SPONSOR LLC

By:	/s/ Donald Tang
Name:	Donald Tang
Title:	Manager

[Signature Page to Sponsor Support Agreement]

PARENT:

D8 HOLDINGS CORP.

By:	/s/ Donald Tang
Name:	Donald Tang
Title:	Director

[Signature Page to Sponsor Support Agreement]

COMPANY:

VICARIOUS SURGICAL INC.

By:	/s/ Adam Sachs
Name:	Adam Sachs
Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

INSIDERS:

/s/ David Chu
David Chu

/s/ Donald Tang
Donald Tang

/s/ Robert Kirby
Robert Kirby

/s/ Michael Kives
Michael Kives

/s/ Fred Langhammer
Fred Langhammer

/s/ Terry Lundgren
Terry Lundgren

/s/ David Ho
David Ho

[Signature Page to Sponsor Support Agreement]